UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

1004 S Tejon St Colorado Springs, CO 80903

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	AMMJ	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2025, the Board of Directors of American Cannabis Company, Inc. (the “Company”) approved entry into the following material definitive agreements:

1.       Stock Purchase Agreement

The Company entered into a Stock Purchase Agreement with KTEC, LLC. Under the terms of the Stock Purchase Agreement, the Company will issue five hundred million (500,000,000) shares of common stock, par value of $.00001 per share. The proposed transaction aligns with the Company’s strategic goals. This transaction is subject to state and local Marijuana Enforcement Division (MED) approval.

2. Agreement

The Company entered into an agreement with Cannabis Depot Colorado Springs Inc. (Buyer) to transfer the licenses along with the assets of following medical marijuana licenses 402-00539; and 402-00053 issued by the State of Colorado and corresponding local licenses from the local licensing authority from the Company’s subsidiary, Hollister and Blacksmith Inc. This transaction is subject to state and local Marijuana Enforcement Division (MED) approval.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Index:

Exhibit Number Description

10.1 Stock Purchase Agreement

10.2 Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2025

AMERICAN CANNABIS COMPANY, INC.

(Registrant)

By: /s/ Ellis Smith

Ellis Smith

Chief Executive Officer

Principal Executive Officer